Exhibit 4.1

Execution Copy

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

BREITBURN ENERGY PARTNERS L.P.

AND

THE PURCHASERS NAMED HEREIN

i

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of November 1, 2007 by and among BreitBurn Energy Partners L.P., a Delaware limited partnership (“BreitBurn”), and each of Purchasers listed in Schedule 2.1 to the Purchase Agreement (a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, this Agreement is made in connection with the Closing of the issuance and sale of the Purchased Units pursuant to the Unit Purchase Agreement, dated as of September 11, 2007, by and among BreitBurn and the Purchasers (the “Purchase Agreement”);

WHEREAS, BreitBurn has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Purchase Agreement; and

WHEREAS, it is a condition to the obligations of each Purchaser and BreitBurn under the Purchase Agreement that this Agreement be executed and delivered.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1             Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement. The terms set forth below are used herein as so defined:

“Agreement” has the meaning specified therefor in the introductory paragraph.

“BreitBurn” has the meaning specified therefor in the introductory paragraph.

“Effectiveness Period” has the meaning specified therefor in Section 2.1(a)(i) of this Agreement.

“Holder” means the record holder of any Registrable Securities.

“Included Registrable Securities” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“Liquidated Damages” has the meaning specified therefor in Section 2.1(a)(ii) of this Agreement.

“Liquidated Damages Multiplier” means the product of $27.00 times the number of Common Units purchased by such Purchaser.

1

“Losses” has the meaning specified therefor in Section 2.8(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager of such Underwritten Offering.

“Opt Out Notice” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“Other Holders” has the meaning specified therefor in Section 2.2(b).

“Other Registrable Securities” means Registrable Securities as defined in (i) that certain Registration Rights Agreement of BreitBurn dated as of May 24, 2007, and (ii) that certain Registration Rights Agreement of BreitBurn dated as of May 25, 2007.

“Partnership Agreement” means the First Amended and Restated Limited Partnership Agreement of BreitBurn Energy Partners L.P., dated as of October 10, 2006.

“Purchase Agreement” has the meaning specified therefor in the Recitals of this Agreement.

“Purchaser” and “Purchasers” have the meanings specified therefor in the introductory paragraph of this Agreement.

“Purchaser Underwriter Registration Statement” has the meaning specified therefor in Section 2.4(o) of this Agreement.

“Registrable Securities” means:  (i) the Purchased Units, and (ii) any Common Units issued as Liquidated Damages pursuant to this Agreement, all of which Registrable Securities are subject to the rights provided herein until such rights terminate pursuant to the provisions hereof.

“Registration Deadline” means 275 days from the Closing Date.

“Registration Expenses” has the meaning specified therefor in Section 2.7(a) of this Agreement.

“Registration Statement” has the meaning specified therefor in Section 2.1(a)(i) of this Agreement.

“Selling Expenses” has the meaning specified therefor in Section 2.7(a) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Common Units are sold by BreitBurn to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

2

“Underwritten Offering Request” has the meaning specified therefor in Section 2.3(a) of this Agreement.

Section 1.2             Registrable Securities. Any Registrable Security will cease to be a Registrable Security when:  (a) a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force) under the Securities Act; (c) such Registrable Security can be disposed of pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act; (d) such Registrable Security is held by BreitBurn or one of its Subsidiaries; or (e) such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1                                      Registration.

(a)                                  Registration

(i)                                     Deadline To Go Effective. BreitBurn shall prepare and file a registration statement under the Securities Act to permit the resale of the Registrable Securities from time to time, including as permitted by Rule 415 under the Securities Act (or any similar provision then in force) with respect to all of the Registrable Securities (the “Registration Statement”). BreitBurn shall use its commercially reasonable efforts to cause the Registration Statement to become effective no later than the Registration Deadline. A Registration Statement filed pursuant to this Section 2.1 shall be on such appropriate registration form of the Commission as shall be selected by BreitBurn. BreitBurn will use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 2.1 to be continuously effective under the Securities Act until the date which all Registrable Securities have ceased to be Registrable Securities pursuant to Section 1.2 (the “Effectiveness Period”). The Registration Statement when declared effective (including the documents incorporated therein by reference) shall comply as to form with all applicable requirements of the Securities Act and the Exchange Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(ii)                                  Failure To Go Effective. If the Registration Statement required by Section 2.1 of this Agreement is not declared effective by the Registration Deadline, then each Purchaser shall be entitled to a payment with respect to the Purchased Units of each such Purchaser, as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-day period or applicable portion thereof for the first 60 days following the Registration Deadline, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period or applicable portion thereof for each subsequent

3

60 days, up to a maximum of 1.0% of the Liquidated Damages Multiplier per 30-day period or applicable portion thereof (the “Liquidated Damages”); provided, however, the aggregate amount of Liquidated Damages payable by BreitBurn under this Agreement to each Purchaser shall not exceed 10.0% of the aggregate proceeds from the sale of the Purchased Units. The Liquidated Damages payable pursuant to the immediately preceding sentence shall be payable within ten (10) Business Days of the end of each such 30-day period or applicable portion thereof. Any Liquidated Damages shall be paid to each Purchaser in cash or immediately available funds; provided, however, if BreitBurn certifies that it is unable to pay Liquidated Damages in cash or immediately available funds because such payment would result in a breach under any of BreitBurn’s or BreitBurn’s Subsidiaries’ credit facilities or other indebtedness filed as exhibits to the BreitBurn SEC Documents, then to the extent it is unable to pay Liquidated Damages in cash, BreitBurn may pay the Liquidated Damages in kind in the form of the issuance of additional Common Units. Upon any issuance of Common Units as Liquidated Damages, BreitBurn shall promptly prepare and file an amendment to the Registration Statement prior to its effectiveness adding such Common Units to such Registration Statement as additional Registrable Securities. The determination of the number of Common Units to be issued as Liquidated Damages shall be equal to the amount of Liquidated Damages divided by the volume weighted average closing price of the Common Units (as reported by The Nasdaq Global Market) for the ten (10) trading days immediately preceding the date on which the Liquidated Damages payment is due. The payment of Liquidated Damages to a Purchaser shall cease at the earlier of (i) the effectiveness of the Registration Statement and (ii) such time as the Purchased Units of such Purchaser become eligible for resale under Rule 144(k) promulgated under the Securities Act. As soon as practicable following the date that the Registration Statement becomes effective, but in any event within two Business Days of such date, BreitBurn shall provide the Purchasers with written notice of the effectiveness of the Registration Statement.

(iii)                               Waiver of Liquidated Damages. If BreitBurn is unable to cause a Registration Statement to be declared effective by the Registration Deadline as a result of an acquisition, merger, reorganization, disposition or other similar transaction, then BreitBurn may request a waiver of the Liquidated Damages, which may be granted or withheld by the consent of the Holders of a majority of the Purchased Units, taken as a whole, in their sole discretion.

(iv)                              Termination of Purchaser’s Rights. A Purchaser’s rights (and any transferee’s rights pursuant to Section 2.10 of this Agreement) under this Section 2.1 shall terminate upon the termination of the Effectiveness Period.

(b)                                 Delay Rights. Notwithstanding anything to the contrary contained herein, BreitBurn may, upon written notice to any Selling Holder whose Registrable Securities are included in the Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Registration Statement, but such Selling Holder may settle any such sales of Registrable Securities) if (i) BreitBurn is pursuing an

4

acquisition, merger, reorganization, disposition or other similar transaction and BreitBurn determines in good faith that BreitBurn’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Registration Statement or (ii) BreitBurn has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of BreitBurn, would materially adversely affect BreitBurn; provided, however, in no event shall the Purchasers be suspended for a period that exceeds an aggregate of 60 days in any 180-day period or 90 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, BreitBurn shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Registration Statement, shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

(c)                                  Additional Rights to Liquidated Damages. If (i) the Holders shall be prohibited from selling their Registrable Securities under the Registration Statement as a result of a suspension pursuant to Section 2.1(b) of this Agreement in excess of the periods permitted therein or (ii) the Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded by a post-effective amendment to the Registration Statement, a supplement to the prospectus or a report filed with the Commission pursuant to Sections 13(a), 13(c), 14 or l5(d) of the Exchange Act, then, until the suspension is lifted or a post-effective amendment, supplement or report is filed with the Commission, but not including any day on which a suspension is lifted or such amendment, supplement or report is filed and declared effective, if applicable, BreitBurn shall owe the Holders an amount equal to the Liquidated Damages, following (x) the date on which the suspension period exceeded the permitted period under 2.1(b) of this Agreement or (y) the day after the Registration Statement ceased to be effective or failed to be useable for its intended purposes, as liquidated damages and not as a penalty. For purposes of this Section 2.1(c), a suspension shall be deemed lifted on the date that notice that the suspension has been lifted is delivered to the Holders pursuant to Section 3.1 of this Agreement.

Section 2.2                                      Piggyback Rights.

(a)                                  Participation. If (i) at any time after the Lock-up Date BreitBurn proposes to file a prospectus supplement to an effective shelf registration statement, other than the Registration Statement contemplated by Section 2.1, or (ii) at any time after the Lock-up Date BreitBurn proposes to file a registration statement, other than a shelf registration statement, for the sale of Common Units in an Underwritten Offering for its own account and/or the account of another Person, then as soon as practicable but not less than three Business Days prior to the filing of (x) any preliminary prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (y) the prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (z) such registration statement, as the case may be, then BreitBurn shall give notice (including, but not limited to, notification by electronic mail) of such proposed Underwritten Offering to the Holders and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included

5

Registrable Securities”) as each such Holder may request in writing; provided, however, that if BreitBurn has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have a material adverse effect on the price, timing or distribution of the Common Units in the Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.2(b) of this Agreement; provided, further, that BreitBurn shall not be obligated to include any Registrable Securities in any Underwritten Offering unless the Holders request inclusion of at least $10 million of Registrable Securities in the aggregate in such offering. The notice required to be provided in this Section 2.2(a) to Holders shall be provided on a Business Day pursuant to Section 3.1 hereof and receipt of such notice shall be confirmed by such Holder. Each such Holder shall then have three Business Days after receiving such notice to request inclusion of Registrable Securities in the Underwritten Offering, except that such Holder shall have one Business Day after such Holder confirms receipt of the notice to request inclusion of Registrable Securities in the Underwritten Offering in the case of a “bought deal” or “overnight transaction” where no preliminary prospectus is used. If no request for inclusion from a Holder is received within the specified time, each such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, BreitBurn shall determine for any reason not to undertake or to delay such Underwritten Offering, BreitBurn may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such offering by giving written notice to BreitBurn of such withdrawal up to and including the time of pricing of such offering. Each Holder’s rights under this Section 2.2(a) shall terminate when such Holder (together with any Affiliates or swap counterparties of such Holder) holds less than $20 million of Purchased Units, based on the Commitment Amounts. Notwithstanding the foregoing, any Holder may deliver written notice (an “Opt Out Notice”) to BreitBurn requesting that such Holder not receive notice from BreitBurn of any proposed Underwritten Offering; provided that such Holder may later revoke any such notice.

(b)                                 Priority of Rights. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Common Units included in an Underwritten Offering involving Included Registrable Securities advises BreitBurn that the total amount of Common Units that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have a material adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises BreitBurn can be sold without having such adverse effect, with such number to be allocated (i) first, to BreitBurn, (ii) second, to the General Partner and its Affiliates to the extent they have been granted registration rights pursuant to the Partnership Agreement, and (iii) third, pro rata among

6

the Selling Holders party to this Agreement and any other Persons who have been or are granted registration rights, “Other Holders”), in each case, who have requested participation in such Underwritten Offering. The pro rata allocations for each such Selling Holder shall be the product of (a) the aggregate number of Common Units proposed to be sold by all Selling Holders and Other Holders in such Underwritten Offering multiplied by (b) the fraction derived by dividing (x) the number of Common Units owned on the Registration Deadline by such Selling Holder or Other Holder by (y) the aggregate number of Common Units owned on the Registration Deadline by all Selling Holders and Other Holders participating in the Underwritten Offering. All participating Selling Holders shall have the opportunity to share pro rata that portion of such priority allocable to any Selling Holder(s) not so participating. As of the date of execution of this Agreement, there are no other Persons with Registration Rights relating to Common Units other than (i) the rights granted pursuant to that certain Registration Rights Agreement of BreitBurn dated as of May 24, 2007, that certain Registration Rights Agreement of BreitBurn dated as of May 25, 2007, and that certain Registration Rights Agreement of BreitBurn to be entered into with Hermes pursuant to the Hermes Contribution Agreement, (ii) as described in this Section 2.2(b), and (iii) as set forth in the Partnership Agreement.

Section 2.3                                      Underwritten Offering.

(a)                                  Request for Underwritten Offering. If a Selling Holder elects to dispose of Registrable Securities under the Registration Statement and Other Registrable Securities under the registration statement applicable to such securities pursuant to an Underwritten Offering and reasonably anticipates gross proceeds of greater than seventy five million dollars ($75,000,000.00) from such Underwritten Offering, BreitBurn shall, at the request of such Selling Holder (each, an “Underwritten Offering Request”), enter into an underwriting agreement in customary form with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.8, and shall take all such other reasonable actions as are requested by the Managing Underwriter to expedite or facilitate the disposition of the Registrable Securities; provided, however, that the Purchasers will not make more than one Underwritten Offering Request in any 180-day period.

General Procedures. In connection with any Underwritten Offering under this Agreement, BreitBurn shall be entitled to select the Managing Underwriter or Underwriters. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and BreitBurn shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, BreitBurn to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement

7

also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with BreitBurn or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf, its intended method of distribution and any other representation required by Law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to BreitBurn and the Managing Underwriter; provided, however, that such withdrawal may only be made up to and including the time of pricing of such Underwritten Offering. No such withdrawal or abandonment shall affect BreitBurn’s obligation to pay Registration Expenses.

Section 2.4                                      Sale Procedures. In connection with its obligations under this Article II, BreitBurn will, as expeditiously as possible:

(a)                                  prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement;

(b)                                 if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Registration Statement and the Managing Underwriter at any time shall notify BreitBurn in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, use its commercially reasonable efforts to include such information in such prospectus supplement;

(c)                                  furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(d)                                 if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that BreitBurn will not be required to qualify generally to

8

transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e)                                  promptly notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any such other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(f)                                    immediately notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by BreitBurn of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, BreitBurn agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g)                                 upon request, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h)                                 in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for BreitBurn and a letter of like kind both dated the date of the closing under the underwriting agreement, and (ii) a “cold comfort” letter, dated the date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified BreitBurn’s financial statements included or incorporated by reference into the applicable registration statement. Each of the opinion and the

9

“cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities and such other matters as such underwriters or Selling Holders may reasonably request;

(i)                                     otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j)                                     make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and BreitBurn personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that BreitBurn need not disclose any such information to any such representative unless and until such representative has entered into or is otherwise subject to a confidentiality agreement with BreitBurn satisfactory to BreitBurn (including, if applicable, any confidentiality agreement referenced in Section 8.6 of the Purchase Agreement);

(k)                                  cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange on which similar securities issued by BreitBurn are then listed;

(l)                                     use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of BreitBurn to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m)                               provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

(n)                                 enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.

(o)                                 BreitBurn agrees that, if any Purchaser could reasonably be deemed to be an “underwriter”, as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of BreitBurn’s securities of any Purchaser pursuant to this Agreement, and any amendment or supplement thereof (any such registration statement or amendment or supplement a “Purchaser Underwriter Registration Statement”), then BreitBurn will cooperate with such Purchaser in allowing such Purchaser to conduct customary “underwriter’s due diligence” with respect to BreitBurn and satisfy its obligations in respect thereof. In addition, at any Purchaser’s request, BreitBurn will furnish to such Purchaser, on the date of the effectiveness of any Purchaser Underwriter Registration Statement and thereafter from time to time on such dates as such Purchaser may reasonably request, (i) a letter, dated such date, from BreitBurn’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten

10

public offering, addressed to such Purchaser, and (ii) an opinion, dated as of such date, of counsel representing BreitBurn for purposes of such Purchaser Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” opinion for such offering, addressed to such Purchaser. BreitBurn will also permit legal counsel to such Purchaser to review and comment upon any such Purchaser Underwriter Registration Statement at least five Business Days prior to its filing with the Commission and all amendments and supplements to any such Purchaser Underwriter Registration Statement within a reasonable time period prior to their filing with the Commission and not file any Purchaser Underwriter Registration Statement or amendment or supplement thereto in a form to which such Purchaser’s legal counsel reasonably objects.

(p)                                 Each Selling Holder, upon receipt of notice from BreitBurn of the happening of any event of the kind described in Section 2.4(f) of this Agreement, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(f) of this Agreement or until it is advised in writing by BreitBurn that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by BreitBurn, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to deliver to BreitBurn (at BreitBurn’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(q)                                 If requested by a Purchaser, BreitBurn shall:  (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement.

Section 2.5                                      Cooperation by Holders. BreitBurn shall have no obligation to include in the Registration Statement Common Units of a Holder, or in an Underwritten Offering pursuant to Section 2.2 of this Agreement, Common Units of a Selling Holder who has failed to timely furnish such information that, in the opinion of counsel to BreitBurn, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.6                                      Restrictions on Public Sale by Holders of Registrable Securities. For one year following the Closing Date, each Holder of Registrable Securities who is included in the Registration Statement agrees not to effect any public sale or distribution of the Registrable Securities during the 30-day period following pricing of an Underwritten Offering of equity securities by BreitBurn (except as provided in this Section 2.6); provided, however, that the duration of the foregoing restrictions shall be no longer than the duration of the shortest

11

restriction generally imposed by the underwriters on the officers or directors or any other Common Unitholder of BreitBurn on whom a restriction is imposed in connection with such public offering. In addition, the provisions of this Section 2.6 shall not apply with respect to a Holder that (A) owns less than $20 million of Purchased Units, based on the Commitment Amounts, (B) has delivered an Opt Out Notice to BreitBurn pursuant to Section 2.2 hereof or (C) has submitted a notice requesting the inclusion of Registrable Securities in an Underwritten Offering pursuant to Section 2.2 hereof but is unable to do so as a result of the priority provisions contained in Section 2.2(b) hereof.

Section 2.7                                      Expenses.

(a)                                  Certain Definitions.  “Registration Expenses” means all expenses incident to BreitBurn’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Registration Statement pursuant to Section 2.1 hereof or an Underwritten Offering covered under this Agreement, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and The Nasdaq Global Market fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the National Association of Securities Dealers, Inc., transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses and the fees and disbursements of counsel and independent public accountants for BreitBurn, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities.

(b)                                 Expenses. BreitBurn will pay all reasonable Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering, whether or not any sale is made pursuant to such Underwritten Offering. In addition, except as otherwise provided in Section 2.8 hereof, BreitBurn shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

Section 2.8                                      Indemnification.

(a)                                  By BreitBurn. In the event of an offering of any Registrable Securities under the Securities Act pursuant to this Agreement, BreitBurn will indemnify and hold harmless each Selling Holder thereunder, its directors and officers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, and its directors and officers, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder, director, officer, underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any other

12

registration statement contemplated by this Agreement, any preliminary prospectus, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that BreitBurn will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished by such Selling Holder, its directors or officers or any underwriter or controlling Person in writing specifically for use in the Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder, its directors or officers or any underwriter or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b)                                 By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless BreitBurn, its directors and officers, and each Person, if any, who controls BreitBurn within the meaning of the Securities Act or of the Exchange Act, and its directors and officers, to the same extent as the foregoing indemnity from BreitBurn to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Registration Statement or any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c)                                  Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.8. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or

13

additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select one separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against an indemnified party with respect to which it is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party.

(d)                                 Contribution. If the indemnification provided for in this Section 2.8 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold it harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)                                  Other Indemnification. The provisions of this Section 2.8 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.9                                      Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable

14

Securities to the public without registration, BreitBurn agrees to use its commercially reasonable efforts to:

(a)                                  make and keep public information regarding BreitBurn available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b)                                 file with the Commission in a timely manner all reports and other documents required of BreitBurn under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)                                  so long as a Holder owns any Registrable Securities, furnish, unless otherwise not available at no charge by access electronically to the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of BreitBurn, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.10           Transfer or Assignment of Registration Rights. The rights to cause BreitBurn to register Registrable Securities granted to the Purchasers by BreitBurn under this Section 2.10 may be transferred or assigned by one or more Holders to one or more transferee(s) or assignee(s) of such Registrable Securities; provided, however, that (a) unless such transferee is a Holder or an Affiliate of the transferring Holder, or the transfer is to a swap counterparty, following such transfer or assignment, each such transferee or assignee holds Registrable Securities representing at least $20 million of the Purchased Units, based on the Commitment Amounts, (b) BreitBurn is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee assumes in writing responsibility for its portion of the obligations of such Purchaser under this Agreement.

Section 2.11           Limitation on Subsequent Registration Rights. From and after the date hereof, BreitBurn shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any current or future holder of any securities of BreitBurn that would allow such current or future holder to require BreitBurn to include securities in any registration statement filed by BreitBurn on a basis other than pari passu with, or subject to priority in favor of, the Purchasers hereunder.

ARTICLE III

MISCELLANEOUS

Section 3.1                                      Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a)                                  if to Purchaser, to the address set forth under that Purchaser’s signature block in accordance with the provisions of this Section 3.1;

15

(b)                                 if to a transferee of Purchaser, to such Holder at the address provided pursuant to Section 2.10 hereof; and

(c)                                  if to BreitBurn, at 515 South Flower Street, Suite 4800, Los Angeles, California  90071 (facsimile:  (213) 225-5916)), notice of which is given in accordance with the provisions of this Section 3.1.

All such notices and communications shall be deemed to have been received:  at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or electronic mail; and when actually received, if sent by courier service or any other means.

Section 3.2                                      Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.3                                      Aggregation of Purchased Units. All Purchased Units held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. Energy Income and Growth Fund and Fiduciary/Claymore MLP Opportunity Fund shall be deemed to be Affiliates for the purposes of this Section 3.3.

Section 3.4                                      Recapitalization, Exchanges, Etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of BreitBurn or any successor or assign of BreitBurn (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement.

Section 3.5                                      Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.6                                      Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.7                                      Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

16

Section 3.8                                      Governing Law. The Laws of the State of New York shall govern this Agreement.

Section 3.9                                      Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.10                                Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by BreitBurn set forth herein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.11                                Amendment. This Agreement may be amended only by means of a written amendment signed by BreitBurn and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.12                                No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.13                                Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted assignees) and BreitBurn shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, trustee officer, employee, agent, general or limited partner, manager, member, stockholder, trustee or Affiliate of any of the Purchasers or any former, current or future director, trustee, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, trustee, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, trustee, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers under this Agreement or the Purchase Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation.

17

Section 3.14                                Interpretation. Article and Section references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to”. Whenever any determination, consent or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified.

[The remainder of this page is intentionally left blank.]

18

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BREITBURN ENERGY PARTNERS L.P.

By:	BreitBurn GP, LLC,
its general partner

By:
	Name:	Halbert S. Washburn
	Title:	Co-Chief Executive Officer

[Registration Rights Agreement – Signature Page]

LEHMAN BROTHERS MLP OPPORTUNITY FUND L.P.

By:	Lehman Brothers MLP Opportunity
Associates L.P., its general partner

	By:	Lehman Brothers MLP Opportunity
Associates L.L.C., its general partner

By:
		Name:	Jeff Wood
		Title:	Vice President

LEHMAN BROTHERS MLP PARTNERS, L.P.

By:	Lehman Brothers MLP Associates, L.P.
its general partner

	By:	LB I Group, Inc.
its general partner

By:
		Name:	Jeff Wood
		Title:	Vice President

[Registration Rights Agreement – Signature Page]

CITIGROUP FINANCIAL PRODUCTS INC.

By:
	Name:	Bret Engelkemier
	Title:	Managing Director

[Registration Rights Agreement – Signature Page]

BAUPOST GROUP SECURITIES, L.L.C.

By:	The Baupost Group, L.L.C.
its manager

By:
	Name:	Scott A. Nathan
	Title:	Managing Director

[REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE]

KAYNE ANDERSON MLP INVESTMENT COMPANY

By:
	Name:	James C. Baker
	Title:	Vice President

KAYNE ANDERSON ENERGY TOTAL RETURN FUND, INC.

By:
	Name:	James C. Baker
	Title:	Vice President

[REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE]

KAYNE ANDERSON MLP FUND, LP

By:	Kayne Anderson Capital Advisors, L.P.
its general partner

By:
	Name:	David Shladovsky
	Title:	General Counsel

KAYNE ANDERSON CAPITAL INCOME PARTNERS (QP), LP

By:	Kayne Anderson Capital Advisors, L.P.
its general partner

By:
	Name:	David Shladovsky
	Title:	General Counsel

KAYNE ANDERSON MIDSTREAM OPPORTUNITIES FUND, LP

By:	Kayne Anderson Capital Advisors, L.P.
its general partner

By:
	Name:	David Shladovsky
	Title:	General Counsel

KAYNE ANDERSON REAL ASSETS FUND, L.P.

By:	Kayne Anderson Capital Advisors, L.P.
its general partner

By:
	Name:	David Shladovsky
	Title:	General Counsel

[REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE]

KAYNE ANDERSON NON-TRADITIONAL INVESTMENTS, LP

By:	Kayne Anderson Capital Advisors, L.P.
its general partner

By:
	Name:	David Shladovsky
	Title:	General Counsel

ARBCO II, L.P.

By:	Kayne Anderson Capital Advisors, L.P.
its general partner

By:
	Name:	David Shladovsky
	Title:	General Counsel

KAYNE ANDERSON INCOME PARTNERS, L.P.

By:	Kayne Anderson Capital Advisors, L.P.
its general partner

By:
	Name:	David Shladovsky
	Title:	General Counsel

[REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE]

MLP & STRATEGIC EQUITY FUND INC.

By:
	Name:	James J. Cunnane, Jr.
	Title:	Portfolio Manager

[REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE]

ENERGY INCOME AND GROWTH FUND

By:
Name:
Title:

[REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE]

FIDUCIARY/CLAYMORE MLP OPPORTUNITY FUND

By:
Name:
Title:

[REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE]

STROME MLP FUND, LP

By:	Strome Investment Management, LP
its general partner

By:
	Name:	Peter Davies
	Title:	Chief Executive Officer

[REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE]

STRUCTURED FINANCE AMERICAS, LLC

By:
	Name:	Sunil Hariani
	Title:	Vice President

By:
	Name:	Andrea Leung
	Title:	Vice President

[REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE]

TORTOISE GAS AND OIL CORPORATION

By:
	Name:	Zachary A. Hamel
	Title:	Senior Vice President

[REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE]

ZLP FUND, L.P.

By:	Zimmer Lucas Partners, LLC
its general partner

By:
	Name:	Craig M. Lucas
	Title:	Managing Member

[REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE]

DOUBLE BLACK DIAMOND L.P.

By:	Carlson Capital, L.P.
its general partner

	By:	Asgard Investment Corp.
its general partner

By:
		Name:	Clint D. Carlson
		Title:	President

BLACK DIAMOND PARTNERS L.P.

By:	Carlson Capital, L.P.
its general partner

	By:	Asgard Investment Corp.
its general partner

By:
		Name:	Clint D. Carlson
		Title:	President

[REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE]

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:
Name:
	Title:	Its Authorized Representative

[REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE]

MAGNETAR FINANCIAL, LLC, ON BEHALF OF ONE OR MORE OF ITS AFFILIATES

By:
Name:
Title:

[REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE]

MORGAN STANLEY STRATEGIC INVESTMENTS, INC.

By:
	Name:	Alan Thomas
	Title:	Vice President

[REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE]

LB I GROUP, INC.

On behalf of Equity Strategies (Special Situations Group)

By:
	Name:	Leon Zaltzman
	Title:	Managing Director

[REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE]

UBS AG LONDON BRANCH

By:
	Name:	Barry Gill
	Title:	Managing Director

[REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE]

CONTINENTAL CASUALTY COMPANY

By:	Swank Energy Income Advisor L.P.
its investment advisor

By:
	Name:	Jerry V. Swank
	Title:	Managing Partner

[REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE]

SWANK MLP CONVERGENCE FUND, LP

By:
	Name:	Jerry V. Swank
	Title:	Managing Partner

LLOYDMINSTER CANADIAN OPPORTUNITY FUND, LP

By:
	Name:	Jerry V. Swank
	Title:	Managing Partner

[REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE]

AT MLP FUND, LLC

By:	Atlantic Trust Company, N.A.
its manager

By:
	Name:	Paul McPheeters
	Title:	Managing Director

[REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE]

HARTZ CAPITAL MLP, LLC

By:	Hartz Capital, Inc.
its manager

By:
	Name:	Ronald J. Bangs
	Title:	Chief Operating Officer

[REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE]

HITE MLP LP

By:	HITE Hedge Asset Managment LLC

By:
	Name:	James Jampel
Title:

HITE HEDGE LP

By:	HITE Hedge Asset Managment LLC

By:
	Name:	James Jampel
Title:

[REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE]

CREDIT SUISSE SECURITIES (USA) LLC

By:
	Name:	Michael Meyers
	Title:	Managing Director

[REGISTRATION RIGHTS AGREEMENT – SIGNATURE PAGE]